UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East First Street, Suite 300 Winston-Salem, North Carolina		27101
(Address of principal executive offices)		(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 2, 2009, the Board of Directors (the “Board”) of Targacept, Inc. (the “Company”), acting upon the recommendation of the Board’s Compensation Committee, awarded a special bonus to J. Donald deBethizy, President and Chief Executive Officer, and authorized Dr. deBethizy to award within specified parameters a special bonus to each of the Company’s other executive officers, including its named executive officers. The special bonuses were awarded in recognition of the contributions by the Company’s executive officers to the overall performance and achievement of the Company during 2009 and are in addition to amounts to be awarded for 2009 under the Company’s annual incentive award program. The respective amounts awarded to the Company’s executive officers are set forth below.

J. Donald deBethizy	President and Chief Executive Officer	$100,000
Peter A. Zorn	Vice President, Legal Affairs, General Counsel and Secretary	$75,000
Jeffrey P. Brennan	Vice President, Business and Commercial Development	$65,000
Geoffrey C. Dunbar	Vice President, Clinical Development and Regulatory Affairs	$60,000
Alan A. Musso	Vice President, Chief Financial Officer and Treasurer	$60,000
Merouane Bencherif	Vice President, Preclinical Research	$50,000
William C. Caldwell	Vice President, Drug Discovery and Development	$50,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: December 8, 2009	/S/ ALAN A. MUSSO
Alan A. Musso Vice President, Chief Financial Officer and Treasurer